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                                                                    EXHIBIT 3.48


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                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       NETWORK COMPREHENSIVE TELECOM, L.P.

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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
1.       FORMATION................................................................................................1
                  1.1      Formation..............................................................................1

2.       NAME AND OFFICE..........................................................................................1
                  2.1      Name...................................................................................1
                  2.2      Fictitious Name Certificates...........................................................1
                  2.3      Principal Office.......................................................................1

3.       PURPOSES AND TERMS.......................................................................................1
                  3.1      Purposes...............................................................................1
                  3.2      Partnership Powers.....................................................................2
                  3.3      Term...................................................................................2

4.       CAPITAL..................................................................................................2
                  4.1      Capital Contributions of the Partners..................................................2
                  4.2      Loans..................................................................................2
                  4.3      Limited Partner's Liability............................................................2
                  4.4      No Interest on Capital Contributions...................................................2
                  4.5      Withdrawal of Capital..................................................................2
                  4.6      Capital Account........................................................................2

5.       ACCOUNTING...............................................................................................3
                  5.1      Books and Records......................................................................3
                  5.2      Fiscal Year............................................................................3
                  5.3      Reports................................................................................3
                  5.4      Tax Returns............................................................................3

6.       BANK ACCOUNTS............................................................................................3
                  6.1      Bank Accounts..........................................................................3

7.       ALLOCATION OF NET INCOME AND NET LOSS....................................................................4
                  7.1      Net Income.............................................................................4
                  7.2      Net Loss...............................................................................4
                  7.3      Allocations in Event of Transfer, Admission of New Partner, Etc........................4

8.       TAX ELECTIONS............................................................................................5
                  8.1      Tax Elections..........................................................................5

9.       DISTRIBUTIONS............................................................................................5
                  9.1      Cash Distributions.....................................................................5
                  9.2      Property Distributions.................................................................5


                                       (i)

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
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
10.      MANAGEMENT...............................................................................................5
                  10.1     Management.............................................................................5
                  10.2     Standard of Care of General Partner, Indemnification...................................6
                  10.3     Compensation for Services..............................................................6
                  10.4     Other Activities.......................................................................6
                  10.5     Reimbursement of Expenses of General Partner...........................................6

11.      DISSOLUTION..............................................................................................7
                  11.1     Dissolution............................................................................7
                  11.2     Sale of Assets Upon Dissolution........................................................7
                  11.3     Distributions Upon Dissolution.........................................................7
                  11.4     Liquidating Trustee....................................................................8
                  11.5     Liquidation of a Partner's Interest....................................................8

12.      WITHDRAWAL, ASSIGNMENT, ADDITION OF PARTNERS AND MERGER..................................................8
                  12.1     Assignment of Limited Partner's Interest...............................................8
                  12.2     Substitute Limited Partner.............................................................8
                  12.3     Death, Incompetency, Etc. of a Limited Partner.........................................9
                  12.4     Assignment of General Partner's Interest...............................................9
                  12.5     Admission of New Partner...............................................................9
                  12.6     Merger.................................................................................9

13.      POWER OF ATTORNEY........................................................................................9
                  13.1     Power of Attorney......................................................................9

14.      TAX MATTERS PARTNER.....................................................................................10
                  14.1     Tax Matters Partner...................................................................10

15.      GENERAL.................................................................................................10
                  15.1     Notices...............................................................................10
                  15.2     Amendment.............................................................................11
                  15.3     Captions; Section References..........................................................11
                  15.4     Number and Gender.....................................................................11
                  15.5     Severability..........................................................................11
                  15.6     Arbitration...........................................................................12
                  15.7     Binding Agreement.....................................................................12
                  15.8     Applicable Law........................................................................12
                  15.9     Entire Agreement......................................................................12
                  15.10    Counterparts..........................................................................12
                  15.11    No Right of Partition.................................................................12


                                      (ii)

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                            GLOSSARY OF DEFINED TERMS


Defined Term                                                                                                Section
Act.............................................................................................................1.1
Affiliate......................................................................................................10.4
Agreement..................................................................................................Preamble
Capital Account.................................................................................................4.6
Contributed Assets...........................................................................................7.1(e)
Fiscal Year.....................................................................................................5.2
General Partner............................................................................................Preamble
Limited Partner............................................................................................Preamble
Liquidating Trustee............................................................................................11.4
Partner....................................................................................................Preamble
Partners...................................................................................................Preamble
Partnership................................................................................................Recitals
Percentage Interests.........................................................................................4.1(a)


                                      (iii)

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       NETWORK COMPREHENSIVE TELECOM, L.P.

         THIS AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is entered into and effective as of the 2d day of May, 2000, by and between (i) Network Cabling Services, Inc., a Texas corporation, as the general partner ("General Partner"), and (ii) Network Cabling Holdings, Inc., a Florida corporation, as the limited partner ("Limited Partner"). The General Partner and the Limited Partner are hereinafter collectively referred to as "Partners" and individually as a "Partner." For purposes of this Agreement, the terms "General Partner," "Limited Partner" and "Partner" include all persons then acting in such capacities in accordance with the terms of this Agreement.

1. FORMATION.

   1.1 FORMATION. The Partners do hereby form a limited partnership pursuant to the visions of the Texas Revised Limited Partnership Act ("Act").

2. NAME AND OFFICE.

   2.1 NAME. The name of the Partnership shall be Network Comprehensive Telecom, L.P. The General Partner shall have the right and authority to operate the business of the Partnership under such other name as may be appropriate to the extent required in any jurisdiction in which the Partnership operates.

   2.2 FICTITIOUS NAME CERTIFICATES. The Partnership shall file such certificates of fictitious name as shall be required by law.

   2.3 PRINCIPAL OFFICE. The principal office of the Partnership shall be at 1401 Forum Way Suite 400, West Palm Beach, Florida 33401, or at such other place as shall be designated by the General Partner from time to time by notice to the Partners. The General Partner shall notify the Partners of the establishment of any office of the Partnership in addition to, or in replacement of, the principal office named herein or any replacement thereof. The books of the Partnership shall be maintained at such principal place of business or such other place that the General Partner shall deem appropriate. The Partnership shall at all times designate an agent for service of process in Texas in accordance with the provisions of the Act.

3. PURPOSES AND TERMS.

   3.1 PURPOSES. The purposes of the Partnership are as follows:

       (a) To engage in such other lawful activity as is unanimously agreed to by the Partners.

       (b) To do all other things necessary or desirable in connection with the foregoing, or otherwise contemplated in this Agreement.

   3.2 PARTNERSHIP POWERS. In furtherance of the purposes of the Partnership as set forth in Section 3. 1, the Partnership shall have the power to do any and all things whatsoever necessary, appropriate or advisable as determined by the General Partner in connection with such purposes, or as otherwise contemplated in this Agreement. The General Partner shall not, however, be entitled to engage in any business other than as set forth in Section 3. 1, nor take any action not contemplated in this Agreement.

   3.3 TERM. The term of the Partnership shall commence as of the date hereof and shall continue until dissolved in accordance with Section 11.

4. CAPITAL.

   4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS.

       (a) The Limited Partner shall have a Percentage Interest of ninety-nine percent (99%). The General Partner shall have a Percentage Interest of one percent (1%). The name, address and Percentage Interest of each Partner are set forth on Exhibit "A" hereto.

       (b) The General Partner and the Limited Partner shall each make Capital Contributions to the Partnership in proportion to their respective Percentage Interests. Upon the request of the General Partner, each Partner shall make initial Capital Contributions of those assets subject to liabilities set forth in Exhibit "B" hereto. A Partner shall not be required to make additional Capital Contributions to the Partnership.

   4.2 LOANS. If the Partnership has a temporary need for funds, the Partnership may borrow such funds from one or more of its Partners on such terms and conditions as shall be agreed to by the General Partner and such Partners.

   4.3 LIMITED PARTNER'S LIABILITY. Except as otherwise provided in the Act, a Limited Partner shall not be liable for any debts, obligations or losses of the Partnership in excess of the Limited Partner's contribution to the capital of the Partnership and the Limited Partner's share of the undistributed net profits of the Partnership. Furthermore, a Limited Partner shall not be required to contribute any capital to the Partnership.

   4.4 NO INTEREST ON CAPITAL CONTRIBUTIONS. No Partner shall be entitled to interest on any capital contributions made to the Partnership.

   4.5 WITHDRAWAL OF CAPITAL. No Partner shall be entitled to withdraw any part of their capital contribution to the Partnership, or receive any distributions from the Partnership, except provided in Sections 9 and 11. No Partner shall be entitled to demand or receive any property from the Partnership other than cash, except as otherwise expressly provided for herein.

   4.6 CAPITAL ACCOUNT. There shall be established on the books of the Partnership a capital account ("Capital Account") for each Partner. The Capital Account of each Partner shall be credited


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with the fair market value of each Partner's Capital Contribution. The Capital
Account of each Partner shall be maintained and adjusted by the General Partner in a manner to reflect the Partner's economic arrangement as set forth in this Agreement. The Capital Accounts may be adjusted and maintained in the manner specified in regulations promulgated by the United States Treasury Department, which would apply to a partnership subject to the provisions of subchapter K of chapter 1 of the Internal Revenue Code of 1986, as amended. If a Partner transfers all or any portion of the Partner's Partnership Interest in accordance with the terms of this Agreement, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent of the Partnership Interest so transferred.

5. ACCOUNTING.

   5.1 BOOKS AND RECORDS. The General Partner shall maintain full and accurate books of the Partnership at the Partnership's principal place of business, or such other place as the General Partner shall deem appropriate, showing all receipts and expenditures, assets and liabilities, net income and loss, and all other records necessary for recording the Partnership's business and affairs, including those sufficient to record the allocations and distributions provided for in Sections 7, 9 and 11.

   5.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year ("Fiscal Year").

   5.3 REPORTS.

       (a) Within 30 days after such information is provided to the General Partner by the Partnership's accountant with respect to each Fiscal Year of the Partnership, the General Partner shall furnish to each person who was a Partner at any time during such Fiscal Year all the information relating to the Partnership which shall be necessary for the preparation by each such person of their Federal and state income or other tax returns.

       (b) The Partnership shall not be obligated to deliver or mail a copy of the Partnership's Certificate of Limited Partnership, nor any amendment or cancellation thereof, to the Limited Partners.

   5.4 TAX RETURNS. It shall be the duty of the General Partner to prepare, or cause to be prepared, and timely file, all Federal, state and local income tax returns and information returns, if any, which the Partnership is required to file. All expenses incurred in connection with such tax returns and information returns, as well as for the reports referred to in Section 5.3, shall be expenses of the Partnership.

6. BANK ACCOUNTS.

   6.1 BANK ACCOUNTS. All funds of the Partnership shall be deposited in its name into such checking, savings and/or money market accounts or time certificates as shall be designated by the General Partner. Withdrawals therefrom shall be made upon such signature or signatures as the


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General Partner may designate. Partnership funds shall not be commingled with those of any other person or entity.

7. ALLOCATION OF NET INCOME AND NET LOSS.

   7.1 NET INCOME.

       (a) Except as otherwise provided herein, the net income of the Partnership for each Fiscal Year shall be allocated to the Partners in accordance with their respective Percentage Interests.

       (b) If net losses are allocated to a Partner in accordance with the provisions of Section 7.2(b), then notwithstanding the provisions of Section 7.1(a), net income thereafter recognized by the Partnership shall be allocated to the Partner until such time as the net income allocated to the Partner pursuant to this Section 7.1(b) equals the net losses theretofore allocated to the Partner pursuant to Section 7.2(b).

   7.2 NET LOSS.

       (a) Except as otherwise provided herein, the net loss of the Partnership for each Fiscal Year shall be allocated to the Partners in accordance with their respective Percentage Interests.

       (b) Notwithstanding the provisions of Section 7.2(a), net losses shall be allocated to those Partners which bear the economic risk of loss for such net losses, if any Partner bears such economic risk of loss, when the allocations under Section 7.2(a) would otherwise create or increase a deficit balance in the Capital Accounts of the Partners.

       (c) It is the overall intention of the Partners that all income, losses and distributions be allocated and made to the Partners, and the Capital Accounts of the Partners be, in proportion to their respective Percentage Interests. Except as provided in Section 7.1(b) or 7.2(b), the General Partner shall interpret this Agreement consistent with that overall intention.

   7.3 ALLOCATIONS IN EVENT OF TRANSFER, ADMISSION OF NEW PARTNER, ETC. In the event of (i) the transfer of all or any part of a Partner's Partnership Interest (in accordance with the provisions of this Agreement), or (ii) the admission of a new Partner at any time other than at the end of a Fiscal Year, the transferring Partner's and new Partner's shares of the Partnership's income, gain, loss, deductions and credits allocable to such interest, as computed both for accounting purposes and for income tax purposes, shall be allocated between the transferor Partner and the transferee Partner (or Partners), or the new Partner and the other Partners, as the case may be, in the same ratio as the number of days in such Fiscal Year before and after the date of such transfer or admission; provided, however, that the General Partner shall have the option to treat the periods before and after the date of such transfer, admission or disproportionate capital contributions as separate Fiscal Years and allocate the Partnership's net income, gain, net loss, deductions and credits for each of such deemed separate Fiscal Years in accordance with the Partners' respective interests in the Partnership for such deemed separate Fiscal Years.


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

8. TAX ELECTIONS.

   8.1 TAX ELECTIONS. The General Partner shall have the authority to make any and all tax elections to be made by the Partnership for Federal, state, local, or foreign tax purposes. Each Partner agrees to execute any and all necessary forms and other documents necessary to make any such tax election.

9. DISTRIBUTIONS.

   9.1 CASH DISTRIBUTIONS. The Partnership's cash available for distribution (as determined by the General Partner) shall be distributed at such time or times as the General Partner shall determine. All such distributions shall be made to the Partners in accordance with their respective Percentage Interests as of the date of distribution.

   9.2 PROPERTY DISTRIBUTIONS. If any property of the Partnership, other than cash, is distributed by the Partnership to a Partner (in connection with the liquidation of the Partnership or otherwise), the fair market value of such Property shall be used for purposes of determining the amount of such distribution. The difference, if any, of such fair market value over (or under) the value at which such property is carried on the books of the Partnership shall be credited or charged to the Capital Accounts of the Partners in accordance with the ratio in which the Partners share in the gain and loss of the Partnership pursuant to Sections 7.1 and 7.2. The fair market value of the property distributed shall be agreed to by the General Partner (Liquidating Trustee in the case of a liquidating distribution) and the distributee Partner in good faith. If any such property is distributed other than in exchange for a Partnership Interest, it shall be distributed in the same manner as a cash distribution.

10. MANAGEMENT.

   10.1 MANAGEMENT.

        (a) Control and management of the business of the Partnership as described in Section 3 shall be vested exclusively in the General Partner during the term of the Partnership, including its liquidation and dissolution. Except as specifically provided for herein, the Limited Partners shall not have any voice in, or take part in, the management of the Partnership. The Limited Partners shall not have any authority to act for, or to assume any obligations or responsibilities on behalf of, any other Partner or the Partnership.

        (b) The General Partner shall have the right, power and authority on behalf of the Partnership and in its name, without the consent of the Limited Partners, to exercise all of the rights, powers and authority which may be possessed by a general partner pursuant to the Act including, but not limited to, the sale of all, or substantially all, of the assets of the Partnership, the incurring of indebtedness and the granting of mortgages or other security interests to secure such indebtedness.


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

   10.2 STANDARD OF CARE OF GENERAL PARTNER, INDEMNIFICATION.

        (a) The General Partner, its officers, directors, employees and owners shall not be liable, responsible or accountable in damages to any Partner, or the Partnership, for any act or omission on behalf of the Partnership performed or omitted by them in good faith and in a manner reasonably believed by them to be within the scope of the authority granted to the General Partner by this Agreement and in the best interests of the Partnership, unless they have been guilty of gross negligence or willful misconduct.

        (b) To the full extent permitted by the Act, the Partnership shall indemnify the General Partner, its officers, directors and members, for, and hold the General Partner, its officers, directors and members, harmless from, any loss or damage incurred by them by reason of any act or omission so performed or omitted by them (and not involving gross negligence or willful misconduct). To the full extent authorized or permitted by the Act, the Partnership shall pay or reimburse reasonable expenses (including reasonable attorneys' fees) incurred by the General Partner, its officers, directors and member, who are a party to a proceeding in advance of final disposition of such proceeding. The Partnership may purchase and maintain insurance on behalf of the General Partner, its officers, directors, employees and owners against any liability asserted against or incurred by them as a result of being the General Partner, or officers, directors or members of the General Partner, whether or not the Partnership would have the power to indemnify such person against the same liability under the provisions of this Section 10.2(b) or the Act.

   10.3 COMPENSATION FOR SERVICES. The General Partner shall not be entitled to compensation for its services as General Partner unless agreed to by the Limited Partner. The General Partner shall, however, participate in the Partnership's profit and loss, shall receive distributions pursuant to Sections 9 and 11 and shall be entitled to reimbursement from the Partnership for expenses incurred on behalf of the Partnership as provided in Section 10.5.

   10.4 OTHER ACTIVITIES. The General Partner shall devote such of the General Partner's time as the General Partner deems necessary to the affairs of the Partnership's business. The General Partner and the General Partner's Affiliates may engage in, or possess an interest in, other business ventures of any nature and description, independently or with others, whether or not such activities are competitive with those of the Partnership. Neither the Partnership, nor any Partner, shall have any rights by virtue of this Agreement in and to such independent ventures, or to the income or profits derived therefrom. The General Partner and the General Partner's Affiliates shall not be obligated to present any particular business opportunity of a character which, if presented to the Partnership, could be taken by the Partnership and the General Partner and the General Partner's Affiliates shall have the right to take for their own account, or to recommend to others, any such particular business opportunity. For purposes of this Agreement, the term "Affiliate" shall mean any person, corporation, partnership, trust, limited liability company or entity controlling (directly or indirectly), controlled by, or under common control with, a General Partner.

   10.5 REIMBURSEMENT OF EXPENSES OF GENERAL PARTNER. Regardless of whether any distributions are made to the Partners, the Partnership shall reimburse the General Partner, at the General Partner's cost, for the direct expenses which the General Partner incurs in performing


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

services on behalf of the Partnership, including, without limitation, costs of
(i) accounting, statistical or bookkeeping services, (ii) computing or accounting equipment and (iii) travel, telephone, postage, legal, accounting and other expenses relating to the operation of the business of the Partnership. Notwithstanding Section 10.3 or this Section 10.5 to the contrary, the Partnership may pay Affiliates of the General Partner for services or the use of property provided such payments are no less favorable to the Partnership than those that would be made to a person that is not an Affiliate of the General Partner.

11. DISSOLUTION.

   11.1 DISSOLUTION.

        (a) Except as otherwise provided in the Act, the Partnership shall dissolve upon, but not before, the first to occur of the following:

            (1) The occurrence of an event of withdrawal with respect to the General Partner unless within 90 days after the occurrence of any such event the Limited Partner selects a successor general partner to replace the General Partner and agrees to continue the business of the Partnership; or

            (2) The unanimous decision of the Partners to dissolve the Partnership.

        (b) Dissolution of the Partnership shall be effective upon the date on which the event giving rise to the dissolution occurs, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership has been canceled and the assets of the Partnership shall have been distributed as provided in Section 11.3. Notwithstanding dissolution of the Partnership, prior to the liquidation and termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

        (c) The Partnership shall not dissolve upon the death, bankruptcy, adjudication of incompetency or insanity, withdrawal from or assignment of, the interest in the Partnership of a Limited Partner. In any such event, the General Partner shall have the right and duty to continue the business of the Partnership under the terms of this Agreement.

   11.2 SALE OF ASSETS UPON DISSOLUTION. Following the occurrence of any of the events set forth in Section 11.1 (a), the Liquidating Trustee (referred to in Section 11.4) shall determine whether the assets of the Partnership are to be sold or whether all or any part of such assets are to be distributed to the Partners in kind in dissolution of the Partnership.

   11.3 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Partnership, the properties of the Partnership to be sold shall be liquidated in orderly fashion and the proceeds thereof and the property to be distributed in kind shall be distributed on or before the later to occur of (i) the close of the Partnership's taxable year, or (ii) 90 days following the date of such dissolution, as follows:


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

        (a) First, to the payment and discharge of all of the Partnership's debts and liabilities (including to Partners in accordance with the priorities established by law), to the necessary expenses of liquidation and to the establishment of any cash reserves which the Liquidating Trustee determines to create in the Liquidating Trustee's sole discretion for unmatured and/or contingent liabilities or obligations of the Partnership.

        (b) Second, to the Partners in accordance with their respective Percentage Interests.

   11.4 LIQUIDATING TRUSTEE. Upon the occurrence of any of the events set forth in Section 11.l(a), the General Partner, if there is any at such time, shall constitute the Liquidating Trustee for the Partnership. If there is no General Partner at such time, then the Limited Partner shall select one or more individuals to act as Liquidating Trustee for the Partnership. The Liquidating Trustee, whether or not the General Partner, shall be subject to the same standards, and be entitled to the same indemnification, as the General Partner pursuant to Section 10.2.

   11.5 LIQUIDATION OF A PARTNER'S INTEREST. If a Partner's Partnership Interest is to be liquidated by agreement between the Partnership and such Partner (the Partnership being under no obligation to do so), the Partner shall be entitled to receive in liquidation an amount equal to the amount determined by any such agreement. Net income or net loss shall be allocated to the Partner whose interest is to be liquidated in accordance with Section 7.3 and the Capital Accounts of the Partners shall be adjusted by the General Partner to reflect the liquidation.

12. WITHDRAWAL, ASSIGNMENT, ADDITION OF PARTNERS AND MERGER

   12.1 ASSIGNMENT OF LIMITED PARTNER'S INTEREST. A Limited Partner may not freely sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of its Partnership Interest without the consent of the General Partner which consent may be withheld in the sole and absolute discretion of the General Partner.

   12.2 SUBSTITUTE LIMITED PARTNER. No assignee of a Limited Partner's Partnership Interest shall have the right to become a substitute Limited Partner unless all of the following conditions are satisfied:

        (a) except in the case of death or adjudication of incompetency or insanity, the fully executed and acknowledged written instrument of assignment has been filed with the Partnership setting forth the intention of the assignor that the assignee become a substitute Limited Partner in place of the assignor with respect to the Partnership Interest assigned;

        (b) the assignor and assignee execute and acknowledge such other instruments as the General Partner deems necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement; and


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

        (c) the General Partner has consented to the assignment and substitution, which shall be in the General Partner's sole and absolute discretion.

   12.3 DEATH, INCOMPETENCY, ETC. OF A LIMITED PARTNER. In the event of the death, bankruptcy or adjudication of incapacity or incompetence of a Limited Partner, the personal representative, heirs, legatees and devisees of the Limited Partner, as the case may be, shall have all of the rights of an assignee of a Limited Partner interest, but shall not become a substitute Limited Partner unless the provisions of Section 12.2 have been complied with. In all of the above cases, the successor-in-interest to the Limited Partner shall not have a right to demand payment with respect to the Partnership Interest.

   12.4 ASSIGNMENT OF GENERAL PARTNER'S INTEREST. The General Partner may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of its Partnership Interest, nor withdraw from the Partnership, without the prior written consent of all of the Limited Partners.

   12.5 ADMISSION OF NEW PARTNER. Except as otherwise specifically provided for herein, no new Partner may be admitted to the Partnership without the consent of all of the Partners. For purposes of this Section 12.5, a substitute Limited Partner shall not be considered a "new Partner."

   12.6 MERGER. The Partnership may merge with any other limited partnership or other entity pursuant to the applicable provisions of the Act in the sole discretion of the General Partner.

13. POWER OF ATTORNEY.

   13.1 POWER OF ATTORNEY.

        (a) To the extent not inconsistent with the terms of this Agreement, the Limited Partner, including persons who become Limited Partners or become subject to the provisions of this Agreement after the date hereof, hereby irrevocably constitute and appoint the General Partner, with full power of substitution, their true and lawful attorney-in-fact, with full power and authority, in such Limited Partner's name, place and stead, to make, execute, consent to, swear or acknowledge, record and file with respect to the Partnership, the following:

            (1) Any certificate or other instrument which may be required to be filed by the Partnership or the Partners under the laws of any state, or any other jurisdiction in which the Partnership is conducting, or proposes to conduct, business;

            (2) Any and all amendments or modifications of the instruments described in Section 13.1(a)(1);

            (3) All certificates and other instruments which may be necessary, required or desirable to effect the dissolution and termination of the Partnership pursuant to the provisions of this Agreement;


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

            (4) All such other instruments as such attorney-in-fact may deem necessary or desirable in order to carry out the provisions of this Agreement in accordance with its terms.

        (b) The Power of Attorney hereby granted by a Limited Partner to the General Partner is a special power of attorney coupled with an interest and is irrevocable, and shall survive the death, insanity, incompetency, bankruptcy or insolvency of the Limited Partner granting it. The Power of Attorney hereby granted may be exercised on behalf of the Limited Partners by referencing all of the Limited Partners on whose behalf a document is being executed, and with a single signature as attorney-in-fact for all of them.

        (c) The Limited Partners hereby agree to execute and deliver to the General Partner, within five days after receipt of the General Partner's written request therefor, such other and further powers of attorney and other instruments which the General Partner deems necessary or desirable to comply with any laws, rules or regulations relating to the formation of the Partnership, or the conduct of business by the Partnership.

14. TAX MATTERS PARTNER.

   14.1 TAX MATTERS PARTNER.

        (a) Without limiting the authority of the General Partner under any other provision of this Agreement, the General Partner shall have the sole authority to take any and all actions respecting any tax authority with regard to the determination of any item of income, expense, deduction or credit of the Partnership or of any tax imposed upon the Partnership.

        (b) The General Partner is authorized to incur expenses in connection with any examination or investigation of the Partnership by any tax authority and in connection with all subsequent administrative and judicial proceedings arising out of such examination or investigation. These expenses, whether paid to third parties or incurred by the General Partner or Affiliates thereof, are Partnership expenses and will be paid by the Partnership.

        (c) The provisions of Section 10.2 shall apply to the duties of the General Partner under this Section 14.1.

15. GENERAL.

   15.1 NOTICES.

        (a) All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and be personally delivered against a written receipt, delivered to a reputable messenger service (such as Federal Express, DHL Courier, United Parcel Service, etc.) for overnight delivery, transmitted by confirmed telephonic facsimile (fax), or transmitted by mail, registered, express or certified, return receipt requested, postage prepaid, addressed as follows:

            (1) If given to the Partnership, to the Partnership at its principal office; or

            (2) If given to a Partner, to the Partner at the address set forth in the records of the Partnership.

        (b) All notices, demands and requests shall be effective upon being properly personally delivered, upon being delivered to a reputable messenger service, upon transmission of a confirmed fax or upon being deposited in the United States mail in the manner provided in Section 15.1(a). However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of personal delivery, the date of delivery by a reputable messenger service, the date on the confirmation of a fax or the date on the return receipt, as applicable. The Partners shall have the right, from time to time, during the term of the Partnership, to change their respective addresses for notices by giving the other Partners written notice thereof.

   15.2 AMENDMENT.

        (a) Except as provided in Section 15.2(b), this Agreement may be modified or amended from time to time only upon the unanimous consent of the Partners.

        (b) This Agreement may be amended from time to time by the General Partner without the consent of any of the other Partners to cure any ambiguity, to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement.

   15.3 CAPTIONS; SECTION REFERENCES. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof. All references herein to Sections shall refer to Sections of this Agreement unless the context clearly requires otherwise.

   15.4 NUMBER AND GENDER. Unless the context otherwise requires, when used herein, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

   15.5 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

   15.6 ARBITRATION. If any dispute shall arise between the Partners as to their rights or liabilities under this Agreement, the dispute shall be exclusively determined, and the dispute shall be settled, by arbitration in accordance with the commercial rules of the American Arbitration Association. The arbitration shall be held in West Palm Beach, Florida, before a panel of three arbitrators, each of whom shall be selected from a panel selected by the American Arbitration Association. Each of the parties to the dispute shall select one arbitrator and the third arbitrator shall be chosen by the two arbitrators chosen by the parties (or, if the arbitrators chosen by the parties are unable to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association). The decision of the arbitrators shall be final and binding upon the Partners and the Partnership and judgment thereon may be entered by any court of competent jurisdiction. Each of the Partners hereby acknowledges that this provision constitutes a waiver of their right to commence a lawsuit in any jurisdiction with respect to the matters which are required to be settled by arbitration as provided in this Section 15.6.

   15.7 BINDING AGREEMENT. Except as otherwise herein provided, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their executors, administrators, heirs, successors and assigns.

   15.8 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to its conflict of laws rules.

   15.9 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. No variations, modifications or changes hereof shall be binding upon any Partner unless made in accordance with the provisions of Section 15.2.

   15.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and all such counterparts shall, for all purposes, constitute one agreement, binding upon the parties hereto, notwithstanding that all parties are not signatory to the same counterpart.

   15.11 NO RIGHT OF PARTITION. The Partners hereby agree that the Partnership's properties are not, and will not be, suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights which such Partner may have to maintain an action for partition of any of the Partnership's properties.

                       [SIGNATURES ON THE FOLLOWING PAGE]

   IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                                   GENERAL PARTNER:

                                   Network Cabling Services, Inc.


                                   By: /s/ WILLIAM J. MERCURIO
                                      -----------------------------------------
                                   Name: William J. Mercurio
                                   Title: Executive Vice President



                                   LIMITED PARTNER:

                                   Network Cabling Holdings, Inc.


                                   By: /s/ WILLIAM J. MERCURIO
                                      -----------------------------------------
                                      Name: William J. Mercurio
                                      Title: Executive Vice President

                                   EXHIBIT "A"


PARTNER NAME                                                                              PERCENTAGE
AND ADDRESS                                                                                INTEREST
-----------                                                                               ----------
GENERAL PARTNER:                                                                                  1%
Network Cabling Services, Inc.
12616 Fuqua
Houston, Texas 77034

LIMITED PARTNER:                                                                                 99%
Network Cabling Holdings, Inc.
1401 Forum Way, Suite 400
West Palm Beach, Florida 33401

                                   EXHIBIT "B"

                               CONTRIBUTED ASSETS


Network Cabling Services      One percent (1%) undivided interest in all of the
                              assets and liabilities of Network Cabling
                              Services, Inc. with an agreed value equal to one
                              percent (1%) of the purchase price paid for the
                              stock of Network Cabling Services, Inc. by NATG
                              Holdings LLC

Network Cabling Holdings      Ninety-nine percent (99%) undivided interest in
                              all of the assets and liabilities of Network
                              Cabling Services, Inc. with an agreed value equal
                              to ninety-nine percent (99%) of the purchase price
                              paid for the stock of Network Cabling Services,
                              Inc. by NATG Holdings LLC
                              $10